CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                V-ONE CORPORATION

         V-ONE  CORPORATION,  a corporation  organized and existing under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to insert the following paragraph immediately following the second paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation:

         Effective at 4:30 p.m. Eastern Standard Time on May 13, 2004 this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, every two (2) outstanding shares of Common Stock shall be combined into one (1) outstanding share of Common Stock (the "Reverse Stock Split"). The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall not be affected by the Reverse Stock Split. No fractional shares shall be issued by reason of the Reverse Stock Split, and the number of shares of stock to be issued to each stockholder shall be rounded down to the nearest whole number and any remaining fractional share shall be paid out in cash.

         SECOND: The amendment set forth above has been duly approved by the Board of Directors of the Corporation and by the stockholders of the Corporation entitled to vote thereon.

         THIRD: The amendment set forth above has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.



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


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers as of this 13th day of May, 2004.



                                      V-ONE CORPORATION

                                      By: /s/ Margaret E. Grayson
                                          -----------------------
                                          Margaret E. Grayson
                                          President and Chief Executive Officer


ATTEST:

/s/ Merle B. Miller
--------------------------------------------
Merle B. Miller
Vice President, Administration and Treasurer








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